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                                                                    EXHIBIT 6(b)


                     DISTRIBUTION AND SERVICING AGREEMENT

     This Distribution and Servicing Agreement, made this ___ day of ___________, 1998, by and between Security Capital Real Estate Mutual Funds Incorporated, a Maryland corporation ("Fund") and Security Capital Markets Group Incorporated, a _______ corporation, (the "Distributor").

      WHEREAS, the Fund is registered with the Securities and Exchange Commission as an open-end investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and issues registered shares of the Class I and Class R common stock of Security Capital U.S. Real Estate Shares, Security Capital European Real Estate Shares and Security Capital Short-Term Trading Real Estate Shares for sale to the public under the Securities Act of 1933 (the "1933 Act") and various state securities laws; and

     WHEREAS, the Fund has retained the Distributor as the principal underwriter in connection with the offering and sale of the Class I and Class R shares of Security Capital U.S. Real Estate Shares; and

     WHEREAS, the Fund wishes to retain the Distributor as the principal underwriter in connection with the offering and sale of Class I and Class R shares ("Shares") of Security Capital European Real Estate Shares and Security Capital Short-Term Real Estate Shares (each, a "Series") and to furnish certain other services to the Series' Class I and Class R shareholders as specified in this Agreement; and

     WHEREAS, this Agreement has been approved by separate votes of the Fund's Board of Directors and of its disinterested directors in conformity with
Section 15 of, and paragraph (b)(2) of Rule 12b-1 under, the 1940 Act; and

     WHEREAS, the Distributor is willing to act as principal underwriter and to furnish such services on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed as follows:

     1.   (a)    The Fund hereby appoints the Distributor as principal
underwriter in connection with the offering and sale of the Class I and Class R shares of Security Capital European Real Estate Shares and Security Capital Short-Term Trading Real Estate Shares. The Distributor, as exclusive agent for the Fund, and subject to applicable federal and state law and the Articles of Incorporation and By-Laws of the Fund, shall: (1) provide services to the Fund primarily intended to result in the sale of the Shares; (2) solicit orders for the purchase of the Shares subject to such terms and conditions as the Fund may specify; and (3) accept orders for the purchase of the Shares
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on behalf of the Fund (collectively, "Distribution Services"). The Distributor shall comply with all applicable federal and state laws and offer the Shares of the Fund on an agency or "best efforts" basis under which the Fund shall issue only such Shares as are actually sold. The Distributor shall have the right to use any list of shareholders of the Fund or the Fund or any other list of investors which it obtains in connection with its provision of services under this Agreement; provided, however, that the Distributor shall not sell or knowingly provide such list or lists to any unaffiliated person without the consent of the Fund's Board of Directors.

          (b) The Distributor shall provide ongoing shareholder liaison services, including responding to shareholder inquiries, providing shareholders with information on their investments, and any other services now or hereafter deemed to be appropriate subjects for the payments of "service fees" under Rule 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc. (collectively, "Shareholder Services").

     2. The Distributor may enter into dealer agreements with registered and qualified securities dealers it may select for the performance of Distribution and Shareholder Services, and may enter into agreements with qualified dealers and other qualified entities to perform record keeping and sub-accounting services, the form of such agreements to be as mutually agreed upon and approved by the Fund and the Distributor. In making such arrangements, the Distributor shall act only as principal and not as agent for the Fund. No such dealer or other entity is authorized to act as agent for the Fund in connection with the offering or sale of Shares to the public or otherwise.

     3. The public offering price of the Shares shall be the net asset value per share of the outstanding Shares. The Fund or its administrator shall furnish the Distributor with a statement of each computation of public offering price and of the details entering into such computation.

     4. As compensation for providing Distribution Services under this Agreement, the Distributor shall receive from the Fund a distribution fee and a service fee at the rates and under the terms and conditions of the Distribution and Service Plan for Class I Shares and the Distribution and Service Plan for Class R Shares (each, a "Plan") adopted by the Fund, as such Plans are in effect from time to time, and subject to any further limitations on such fees as the Fund's Board of Directors may impose. The Distributor may reallow any or all of the distribution fee and service fee that it has received under this Agreement to such dealers or sub-accountants as it may from time to time determine.

     5. As used in this Agreement, the term "Registration Statement" shall mean the registration statement most recently filed by the Fund with the Securities and Exchange Commission and effective under the 1940 Act and 1933 Act, as such Registration Statement is amended by any amendments thereto at the time in effect, and the terms "Prospectus" and "Statement of Additional Information" shall mean, respectively, the form of prospectus and statement of additional information with respect to the Fund filed by the Fund as part of the Registration Statement, or as they may be amended from time to time.

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     6.   The Distributor shall print and distribute to prospective investors
Prospectuses, and shall print and distribute, upon request, to prospective investors Statements of Additional Information, and may print and distribute such other sales literature, reports, forms and advertisements in connection with the sale of the Shares as comply with the applicable provisions of federal and state law. In connection with such sales and offers of sale, the Distributor and any dealer or subaccountant shall give only such information and make only such statements or representations as are contained in the Prospectus, Statement of Additional Information, or in information furnished in writing to the Distributor by the Fund, and the Fund shall not be responsible in any way for any other information, statements or representations given or made by the Distributor, any dealer or sub-accountant, or their representatives or agents. Except as specifically provided in this Agreement, the Fund shall bear none of the expenses of the Distributor in connection with its offer and sale of the Shares.

     7. The Fund agrees at its own expense to register the Shares with the Securities and Exchange Commission, state and other regulatory bodies, and to prepare and file from time to time such Prospectuses, Statements of Additional Information, amendments, reports and other documents as may be necessary to maintain the Registration Statement. The Fund shall bear all expenses related to preparing and typesetting such Prospectuses, Statements of Additional Information, and other materials required by law and such other expenses, including printing and mailing expenses, related to such Fund's communications with persons who are shareholders of the Fund.

     8. The Fund agrees to indemnify, defend and hold the Distributor, its several officers and directors, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Distributor, its officers or directors, or any such controlling person may incur, under the 1933 Act or under common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in the Registration Statement or arising out of or based upon any alleged omission to state a material fact required to be stated or necessary to make the Registration Statement not misleading, provided that in no event shall anything contained in this Agreement be construed so as to protect the Distributor against any liability to the Fund or its shareholders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement, and further provided that the Fund shall not indemnify the Distributor for conduct set forth in paragraph 9.

     9. The Distributor agrees to indemnify, defend and hold the Fund, its several officers and directors, and any person who controls the Fund within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Fund, its officers or directors, or any such controlling person may incur, under the 1933 Act or under common law or otherwise, on account of any wrongful act of the Distributor or any of its employees or arising out of or based upon any alleged untrue statement of a material fact contained in information furnished in writing by the

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Distributor to the Fund for use in the Registration Statement or arising out of or based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement or necessary to make such information not misleading. As used in this paragraph, the term "employee" shall not include a corporate entity under contract to provide services to the Fund or the Fund, or any employee of such a corporate entity, unless such person is otherwise an employee of the Fund.

     10. The Fund reserves the right at any time to withdraw all offerings of the Shares of the Fund by written notice to the Distributor at its principal office.

     11. The Fund shall not issue certificates representing Shares unless requested by a shareholder. If such request is transmitted through the Distributor, the Fund will cause certificates evidencing the Shares owned to be issued in such names and denominations as the Distributor shall from time to time direct, provided that no certificates shall be issued for fractional Shares.

     12. The Distributor may at its sole discretion, directly or through dealers, repurchase Shares offered for sale by the shareholders or dealers. Repurchase of Shares by the Distributor shall be at the net asset value next determined after a repurchase order has been received. The Distributor will receive no commission or other remuneration for repurchasing Shares. At the end of each business day, the Distributor shall notify by facsimile or in writing, the Fund and the Fund's transfer agent, of the orders for repurchase of Shares received by the Distributor since the last such report, the amount to be paid for such Shares, and the identity of the shareholders or dealers offering Shares for repurchase. Upon such notice, the Fund shall pay the Distributor such amounts as are required by the Distributor for the repurchase of such Shares in cash or in the form of a credit against moneys due the Fund from the Distributor as proceeds from the sale of Shares. The Fund reserves the right to suspend such repurchase right upon written notice to the Distributor. The Distributor further agrees to act as agent for the Fund to receive and transmit promptly to the Fund's transfer agent shareholder and dealer requests for redemption of Shares.

     13. The Distributor is an independent contractor and shall be agent for the Fund only in respect to the sale and redemption of the Shares.

     14. The services of the Distributor to the Fund under this Agreement are not to be deemed exclusive, and the Distributor shall be free to render similar services or other services to others so long as its services hereunder are not impaired thereby.

     15. The Distributor shall prepare reports for the Fund's Board of Directors on a quarterly basis showing such information concerning expenditures related to this Agreement as from time to time shall be reasonably requested by the Board of Directors.

     16. As used in this Agreement, the terms "assignment", "interested person", and "majority of the outstanding voting securities" shall have the meanings given to them by Section 2(a) of the 1940 Act, subject to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulation or order.

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     17.  This Agreement will become effective with respect to the Fund on the date first written above and, unless sooner terminated as provided herein, will continue in effect for one year from the above written date. Thereafter, if not terminated, this Agreement shall continue in effect with respect to the Fund for successive annual periods ending on the same date of each year, provided that such continuance is specifically approved at least annually (i) by the Fund's Board of Directors or (ii) by a vote of a majority of the outstanding Class I and Class R voting securities of each Series (as defined in the 1940 Act), provided that in either event the continuance is also approved by a majority of the Fund's Directors who are not interested persons (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

     18. This Agreement is terminable with respect to a Series or in its entirety without penalty, on not less than 60 days notice to the other party, by: (i) the Fund's Board of Directors by a vote of the Directors who are not interested persons of the Fund within the meaning of Section 2(a)(19) of the 1940 Act, and have no direct or indirect financial interest in the operation of the Plans or in any agreement related to the Plans, including this Agreement;
(ii), by vote of a majority of the outstanding Class I and Class R voting securities of the Series (as defined in the 1940 Act); (iii) by the Distributor, or (iv) upon the mutual written consent of the Distributor and the Fund. This Agreement will also automatically and immediately terminate in the event of its assignment.

     19. No provision of this Agreement may be changed, waived, discharged or terminated orally, except by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.


     IN WITNESS WHEREOF, the parties hereto caused this Agreement to be executed by their officers thereunto duly authorized.

Attest:                                  SECURITY CAPITAL REAL ESTATE
                                         MUTUAL FUNDS INCORPORATED


By:                                 By:
     ----------------------------        ------------------------------


Attest:                                  SECURITY CAPITAL MARKETS GROUP
                                         INCORPORATED


By:                                 By:
     ----------------------------        ------------------------------

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